Exhibit 23.1

Board of Directors
ESE Corporation
Rock Hill, SC

CONSENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTANTING FIRM

We consent to the use of our audit report dated September 3, 2007, on the financial statements of ESE Corporation as of May 31, 2007 and 2006 and for the years then, and the inclusion of our name under the heading of "Experts" in the filing with and attachment to the Form SB-2 Registration Statement with the Securities and Exchange Commission.

WILLIAMS & WEBSTER, P.S.
Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington

December 21, 2007